Exhibit (a)(5)

                           Offer to Purchase for Cash
             Up To 1,000,000 6 5/8% Convertible Preferred Securities
                   Beneficial Unsecured Convertible Securities
                      (Including the Associated Guarantee)

                                       of

                              TIMET Capital Trust I

                                       at

                             $10.00 Net Per Security

                                       by

                                   Valhi, Inc.

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                      THE OFFER AND WITHDRAWAL RIGHTS WILL
                          EXPIRE AT 12:00 MIDNIGHT, NEW
                         YORK CITY TIME, ON MONDAY, JUNE
                          2, 2003, UNLESS THE OFFER IS
                                    EXTENDED.
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                                                                     May 5, 2003

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase dated May 5, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Valhi, Inc., a Delaware corporation ("Purchaser"), to purchase up to 1,000,000 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities, liquidation preference $50 per security (the "Securities"), which represent undivided beneficial ownership interests in the assets of TIMET Capital Trust I, a Delaware statutory business trust, at a purchase price of $10.00 per Security (such amount, or any greater amount per Security paid pursuant to the Offer, being the "Per Security Amount"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. The Securities include the associated guarantee by Titanium Metals Corporation, a Delaware corporation.

         WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SECURITIES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SECURITIES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SECURITIES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to have us tender on your behalf any or all Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

         Your attention is invited to the following:

         1. The tender price is $10.00 per Security, net to you in cash, without interest.

         2.       The Offer is being made for up to 1,000,000 Securities.

         3. Purchaser is not expressing an opinion with respect to the Offer and is remaining neutral with respect to the Offer.

         4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, June 5, 2003, unless the Offer is extended.

         5. The Offer is subject to certain conditions contained in the Offer to Purchase. See "Section 11. Conditions of the Offer" of the Offer to Purchase, which set forth in full the conditions to the Offer.

         7. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Securities by Purchaser pursuant to the Offer.

         If you wish to have us tender any or all of your Securities, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Securities, all such Securities will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

         The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to holders of Securities. Purchaser is not aware of any jurisdiction where the making of the Offer or the acceptance of Securities pursuant thereto is prohibited by any administrative or judicial action or by any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Securities pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Securities in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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           Instructions with Respect to the Offer to Purchase for Cash
             Up to 1,000,000 6 5/8% Convertible Preferred Securities
                   Beneficial Unsecured Convertible Securities
                      (Including the Associated Guarantee)
                                       of
                              TIMET Capital Trust I
                                       by
                                   Valhi, Inc.

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 5, 2003 and the related Letter of Transmittal (which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Valhi, Inc., a Delaware corporation ("Purchaser"), to purchase up to 1,000,000 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities, liquidation preference $50 per security (collectively, the "Securities"), for $10.00 per Security (such amount, or any greater amount per Security paid pursuant to the Offer, being the "Per Security Amount"), net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and related Letter of Transmittal. The Securities include the associated guarantee by Titanium Metals Corporation, a Delaware corporation.

         This will instruct you to tender the number of Securities indicated below (or, if no number is indicated below, all Securities) that are held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Offer.

Number of Securities to be Tendered*:


Date:                                                       , 2003
       ----------------------------------------------------

Signature(s):
                -------------------------------------------

Please type or print name
                           --------------------------------

Please type or print address
                                ---------------------------
                                ---------------------------

Area Code and Telephone Number
                                ---------------------------


Taxpayer Identification Number or Social Security Number
                                                         -----------------------

* Unless otherwise indicated, it will be assumed that all Securities held by us for your account are to be tendered.

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